Calculation of Filing Fee Tables
F-3
GLOBUS MARITIME LTD
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares, par value $0.004 per share	Other	1,328,828	$ 3.275	$ 4,351,911.70	0.000087	$ 378.62
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 4,351,911.70		$ 378.62
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 378.62
Offering Note
[1]	(1) Includes related preferred stock purchase rights. Preferred stock purchase rights are not currently separable from the common shares and are not currently exercisable. The value attributable to the preferred stock purchase rights, if any, will be reflected in the market price of the common shares. Accordingly, the preferred stock purchase rights do not carry a separate price or necessitate an additional registration fee. Represents 1,328,828 common shares, beneficially held by the selling shareholder named in this prospectus, which are being registered for resale to the public. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the common shares being registered hereunder include such indeterminate number of additional securities as may be issuable with respect to the common shares being registered hereunder as a result of share dividends, share splits, recapitalizations or similar transactions. In the event of a stock split, stock dividend, recapitalization or similar transaction involving our common shares, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended. (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, with respect to the common shares to be sold by the selling shareholder named in this prospectus based on the average of the high and low prices of our common shares as reported on the Nasdaq Capital Market on October 1, 2026, which is within five business days of the filing of the registrant's registration statement on Form F-3. (3) The proposed maximum offering price per share will be determined from time to time in connection with, and at the time of, the sale by the selling shareholder. The registrant will not receive any proceeds from the sale of its common shares by the selling shareholder. (4) The rights to purchase Series C Participating Preferred Shares (the "Purchase Rights") are initially carried with the shares of the Registrant's common shares. The Purchase Rights currently cannot trade separately from the underlying common shares and the value attributable to such Purchase Rights, if any, is reflected in the market price of the shares of the registrant's common shares. Accordingly, the Purchase Rights do not carry a separate price or necessitate an additional registration fee.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date